Exhibit 23.1

WILLIAMS & WEBSTER, P.S.
Certified Public Accountants
601 West Riverside Avenue
Suite 1940
Spokane, Washington 99201

Board of Directors
FirstBingo.com
Toronto, Ontario
Canada

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the use of our report dated April 8, 2003, on the financial statements of FirstBingo.com as of December 31, 2002 and the period then ended, incorporated in the Form 10-KSB and to be incorporated by reference to the Form SB-2/POS AM Registration Statement filed with the Securities and Exchange Commission, file number 333-86466.

/s/ Williams & Webster, P.S.
Williams & Webster, P.S.
Certified Public Accountants
Spokane, Washington

August 15, 2003